   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 9, 1999.

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------

                         ENTERTAINMENT PROPERTIES TRUST
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                                    MARYLAND
                        (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)
                                   43-179877
                                (I.R.S. EMPLOYER
                              IDENTIFICATION NO.)

    1200 MAIN STREET, SUITE 3250, KANSAS CITY, MISSOURI 64105 (816) 472-1700 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                      ------------------------------------

                            GREGORY K. SILVERS, ESQ.
                                GENERAL COUNSEL
                         ENTERTAINMENT PROPERTIES TRUST
                          1200 MAIN STREET, SUITE 3250
                          KANSAS CITY, MISSOURI 64105
                                 (816) 472-1700
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                      ------------------------------------

                                   COPIES TO:
                                MARC SALLE, ESQ.
                             ARMSTRONG TEASDALE LLP
                        2345 GRAND BOULEVARD, SUITE 2000
                          KANSAS CITY, MISSOURI 64108
                                 (816) 472-3161
                      ------------------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effectiveness of this Registration Statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
                                                                  PROPOSED MAXIMUM
    TITLE OF EACH CLASS OF             AMOUNT TO BE                OFFERING PRICE                 AMOUNT OF
 SECURITIES TO BE REGISTERED            REGISTERED                  PER UNIT(1)              Registration Fee(2)
---------------------------------------------------------------------------------------------------------------------
Common shares of beneficial
  interest                              1,000,000                        $                        $4,552.25
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------

(1) The price of shares offered will be the closing price for the common shares on the last trading day prior to the date of purchase as reported on the New York Stock Exchange.

(2) Calculated in accordance with Rule 457(c) as of February 4, 1999.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

           TABLE OF CONTENTS

                                         PAGE
                                         ----
                  PROSPECTUS
  Information about Entertainment
    Properties Trust...................    2
  A Few Words about our Dividend
    Reinvestment and Direct Share
    Purchase Plan......................    3
  A Summary of Important Features of
    our Plan...........................    4
  A Summary of Plan Benefits...........    5
  Here's How the Plan Works............    6
  Tax Consequences.....................   11
  Dividends............................   12
  Changes to the Plan..................   12
  Change in Eligibility................   12
  Responsibilities of EPR and the Plan
    Administrator......................   12
  Description of our Common Shares.....   13
  Additional Information...............   14
  Certain Risk Factors.................   15
  Use of Proceeds......................   16
  Legal Opinion........................   16
  Experts..............................   16
  Indemnification of Trustees and
    Officers...........................   16

                                   PROSPECTUS

                                                    ENTERTAINMENT
                                                  PROPERTIES TRUST

                                                DIVIDEND REINVESTMENT
                                                  AND DIRECT SHARE
                                                    PURCHASE PLAN
                                                  for common shares
                                               of beneficial interest
                                         priced at the current market price
                                           on the New York Stock Exchange
                                                  February 9, 1999

                                     -------------------------------------------
                                     You may purchase common shares with no fees or commissions

                                     -------------------------------------------
                                     You do not have to be a current shareholder to participate

                                     -------------------------------------------
                                     You may start with a minimum investment of $200 and invest up to $100,000 per year

                                     -------------------------------------------
                                     You may add to your investment with
                                     automatic monthly payments of $50 or more

                                     -------------------------------------------
                                     Your investment will continue to grow by automatic reinvestment of dividends

                                     -------------------------------------------
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

See "Certain Risk Factors" on page 15 for a discussion of certain general risks that should be considered in purchasing common shares of EPR.

--------------------------------------------------------------------
 INFORMATION ABOUT ENTERTAINMENT PROPERTIES TRUST
--------------------------------------------------------------------
Since becoming publicly traded in November of 1997, EPR has acquired more than $400 million in theatre and related properties throughout the United States which are operated by such first-run movie exhibitors as AMC Entertainment, Consolidated Theatres, Muvico Entertainment, Regal Cinemas and Edwards Theatres.

Entertainment Properties Trust is a real estate investment trust or "REIT" whose principal business strategy is to acquire and develop a diversified portfolio of high-quality properties leased to major entertainment-related business operators. Our shares of beneficial interest are traded on the New York Stock Exchange under the ticker symbol EPR.

As a REIT, we are required to distribute not less than 95% of our net income to shareholders in the form of dividends. Our quarterly dividend rate averaged $.40 per share during 1998.

Entertainment Properties Trust is a publicly traded company, so a great deal of information is available about us. Here are some of the documents available to help you learn about us:
           / /  Annual Report to Shareholders
           / /  Proxy Statement
           / /  Reports on Forms 10-Q and 10-K

We will provide, free of charge, to you upon your request, copies of these reports and other documents incorporated by reference in this prospectus. Please direct written or oral requests to:
           INVESTOR RELATIONS DEPARTMENT
           ENTERTAINMENT PROPERTIES TRUST
           1200 MAIN STREET, SUITE 3250
           KANSAS CITY, MISSOURI 64105
           (816) 472-1700
           FAX (816) 472-5794
           EMAIL INFO@EPRKC.COM

If you have questions about Entertainment Properties Trust, you may visit our Internet website at http://www.eprkc.com.

--------------------------------------------------------------------------------
 A FEW WORDS ABOUT OUR DIVIDEND REINVESTMENT AND DIRECT SHARE PURCHASE PLAN
--------------------------------------------------------------------------------

We designed our Plan to offer investors a way to systematically and affordably build their ownership interest in EPR. The Plan promotes long-term ownership in our Company by offering:

        -  A simple cost-effective way for you to purchase our shares

        - A way to increase your holdings by reinvesting cash dividends in our shares

        - The opportunity for you to purchase additional shares by making optional cash payments

You need not be an EPR shareholder to participate in the Plan. You may purchase your first EPR shares through the Plan by making an initial investment of $200.

Before you decide to participate in the Plan, please read this prospectus carefully. If you decide to participate, please keep this prospectus with your permanent investment records, since it contains important information about the Plan.

If you have questions about the Plan, please contact the Plan Administrator:

        UMB BANK, N.A.
        SECURITIES TRANSFER DIVISION
        P.O. BOX 410064
        KANSAS CITY, MISSOURI 64141
        (800) 884-4225 FAX (816) 860-3963
        E-MAIL SEC_XFER@UMB.COM

SHARES PURCHASED OR HELD UNDER THE PLAN ARE SUBJECT TO MARKET FLUCTUATION AND ARE NOT INSURED AGAINST LOSS. THERE IS NO ASSURANCE WE WILL CONTINUE TO PAY DIVIDENDS ON OUR SHARES AT RATES GREATER THAN OR COMPARABLE TO DIVIDENDS WE HAVE PAID IN THE PAST.

--------------------------------------------
 A SUMMARY OF IMPORTANT FEATURES OF OUR PLAN
--------------------------------------------

[ ] New shareholders may participate in the Plan by completing an Enrollment Form and making an initial investment of at least $200. Your initial investment may be made by sending your Enrollment Form and a check or money order (made payable to "UMB Bank, n.a.") to the Plan Administrator, UMB Bank, n.a.

[ ] If you are already an EPR shareholder, you may participate in the Plan by completing an Enrollment Form and sending it to the Plan Administrator. If you wish, you may also deliver your share certificates to the Plan Administrator for safekeeping.

[ ] Additional investments may be made at any time with as little as $50. You may also purchase shares through an automatic monthly transfer of $50 or more from your bank account.

[ ]  Your dividends will be automatically reinvested in EPR shares.

[ ] You may reinvest 100% of your dividends in shares or reinvest a percentage of your dividends in shares and receive the remaining dividends in cash.

[ ]  You will receive periodic statements showing the status of your account.

[ ] You do not pay fees or brokerage commissions when you buy shares through the Plan directly from EPR. If it appears at any time that the number of shares in the Plan will not be sufficient to meet investor demand, we may register additional shares to be offered through the Plan. If there are insufficient new shares available from EPR and the Plan Administrator purchases shares for your account in the open market, you will be assessed a nominal brokerage commission. Any open market share purchases would be made once a month.

[ ]  The maximum amount you may invest through the Plan is $100,000 per year.

[ ] We reserve the right to restrict access to the Plan by persons seeking to "arbitrage" our shares, persons whose holdings would exceed 9.8% of our outstanding shares, or persons who have an excessive amount of cash-in cash-out transactions.

[ ] You may sell some or all of your shares through the Plan Administrator for a nominal service charge of $10.00. Sales will be made once each month. If you prefer to have complete control over the timing and price at which you sell, you may withdraw your shares at no cost to you and sell them through your broker.

[ ] You may make gifts of your shares or transfer your shares to others. You may also open an account in the Plan for another person as a gift.

---------------------------
 A SUMMARY OF PLAN BENEFITS
---------------------------

[ ] Enrolling in the Plan is easy. The Enrollment Form is designed to guide you through each step and to help you set up your account in a way that is best for you. You do not need a broker to enroll in the Plan.

[ ] If you wish to make cash purchases under the Plan you may start with an investment of only $200.

[ ] The automatic monthly investment feature can help you add to your investment over time in a systematic fashion.

[ ] If you are an existing shareholder, you may deliver your share certificates to the Plan Administrator for safekeeping.

[ ] Your investment will continue to build through the automatic reinvestment of your dividends, until you tell us to stop. Then, your dividends can either be mailed to you or deposited directly in your bank account.

[ ] Keeping track of your account and entering into new transactions is easy. You will receive a periodic statement of your account that includes a form that will help you make additional investments, sales or withdrawals -- all of which may be handled by mail.

[ ] Because there are no fees or brokerage commissions on purchases directly from EPR through the Plan, the entire amount of your investment goes directly into our shares.

[ ]  The Plan offers flexibility when you decide to sell your shares.

   HERE'S HOW THE PLAN WORKS

-----------------------------------------------
 WHO MAY PARTICIPATE IN THE PLAN
-----------------------------------------------
Any U.S. citizen is eligible to enroll in the Plan. You need not be an EPR shareholder to enroll.

If you live outside the United States, you should determine if there are any governmental regulations that would prohibit you from participating in the Plan. We reserve the right to reject or terminate any participant if we believe it advisable under U.S. or foreign laws or regulations.

--------------------------------------
 WHO ADMINISTERS THE PLAN
--------------------------------------
The Administrator of the Plan is UMB Bank, n.a. The Plan Administrator will hold the shares in the Plan, keep the records of the Plan, prepare and mail account statements to participants and perform other administrative duties. You may contact the Plan Administrator at the post office address, e-mail address, phone or fax number listed on page 3.

--------------------------------------------
 WHO PAYS THE COST OF THE PLAN
--------------------------------------------
EPR will pay all administrative costs and brokerage commissions associated with the Plan, except that participants will pay a nominal brokerage commission on any open market transaction by the Plan Administrator and a $10.00 service charge on sales of shares by the Plan Administrator.

----------------------
 HOW TO ENROLL
----------------------
You may participate in the Plan at any time by completing the Enrollment Form included with this prospectus and returning it to the Plan Administrator.

IF YOU ARE NOT AN EPR SHAREHOLDER, you may enroll in the Plan by sending the Enrollment Form to the Plan Administrator and making an initial minimum investment of $200 payable by check or money order to UMB Bank, n.a. Your initial investment will be used to purchase shares from EPR which will be held in your account. You will not receive any interest on your funds held for the purchase of shares.

IF YOU ARE ALREADY AN EPR SHAREHOLDER, you may enroll in the Plan by sending the Enrollment Form to the Plan Administrator.

IF YOUR SHARES ARE HELD IN A BROKERAGE ACCOUNT (OR "STREET NAME") you should direct your broker, bank or trustee to enroll in the Plan on your behalf.

Once enrolled in the Plan, you have the following choices:

FULL DIVIDEND REINVESTMENT -- The Plan Administrator will invest 100% of your dividends in additional shares.

PARTIAL DIVIDEND REINVESTMENT -- The Plan Administrator will invest a percentage of your dividends in additional shares and send the balance of the dividend to you in cash. You may designate the percentage of your dividends you wish to invest in additional shares.

OPTIONAL CASH PAYMENTS -- You may purchase shares for cash whether or not you decide to reinvest your dividends. Optional cash investments must be at least $50 per month and may not exceed $100,000 per year. Any optional cash payments in excess of that amount will be returned to you. Optional cash investments may be made in one of the following ways.

        -  Check or money order payable to "UMB Bank, n.a."

        -  Automatic withdrawal from your bank account

You may change your reinvestment option at any time by writing the Plan Administrator.

If you elect to reinvest all or a portion of your dividends, dividends on new shares purchased will be reinvested in the same percentage.

If you elect to make optional cash payments, you may make your cash payments at any time in any amount, subject to the $50 monthly minimum amount. You are under no obligation to make cash payments on a regular basis.

Your participation will begin after the Plan Administrator receives your signed Enrollment Form. Your Enrollment Form must be received by the Plan Administrator at least four days prior to a dividend record date to reinvest the dividends paid on the related dividend payment date. If you are a shareholder and you send your Enrollment Form after a dividend record date, you will receive the dividend paid on the related dividend payment date in cash and your reinvestment of dividends will begin on the next dividend payment date.

--------------------------------
 SAFEKEEPING OF SHARES
--------------------------------
If you are an EPR shareholder, the Plan offers you the convenience of depositing your share certificates with the Plan Administrator for safekeeping. To use this service, simply send your certificates to the Plan Administrator, together with a letter requesting that your certificates be held for you. DO NOT SIGN YOUR CERTIFICATES. Because your certificates are valuable and expensive to replace if lost or stolen, we recommend you use insured registered mail to send your certificates to the Plan Administrator.

------------------------------------
 HOW SHARES ARE PURCHASED AND PRICED
------------------------------------
[ ] Dividends will be reinvested on each dividend payment date. Dividends are usually paid quarterly to shareholders of record on a date set prior to the dividend payment date.

[ ] Cash purchases of additional shares will be made on the 15th of each month (or the next business day), provided your funds are received by the Plan Administrator at least three business days prior to that date. No interest will be paid on funds held for investment in additional shares.

[ ] For automatic monthly purchases, the amount will be withdrawn from your bank account on the 12th of each month (or the next business day) and invested in shares on the 15th of the month (or the next business day).

[ ] Shares will be purchased directly from EPR. They will be either authorized and unissued shares or treasury shares. The Plan Administrator will have the right to purchase shares on the open market only if EPR does not have sufficient shares available for purchase through the Plan.

[ ] The price for shares purchased directly from EPR will be the closing price for EPR's common shares as quoted on the New York Stock Exchange on the last trading day prior to the date of purchase.

[ ] The price for any shares purchased by the Plan Administrator in open market transactions will be the market price paid by the Plan Administrator plus a nominal brokerage commission.

[ ] Your investment will be used to purchase as many full shares as possible. Any amount remaining will be used to purchase a fraction of a share (rounded to four decimal places).

[ ] The Plan Administrator is not able to accept instructions to buy shares at a designated time or a designated price. YOU WILL NOT BE ABLE TO TIME YOUR PURCHASE AND WILL BEAR THE MARKET RISK OF ANY FLUCTUATIONS IN OUR SHARE PRICE.

[ ] Shares held in your account may not be pledged as collateral for a loan. If you wish to use your shares as collateral, you must request a stock certificate for your shares from the Plan Administrator.

               Plan Administrator Telephone Number: 800-884-4225

--------------------------------------------------------------------
 HOW TO SELL SHARES YOU ACQUIRE THROUGH THE PLAN
--------------------------------------------------------------------
You may sell some or all of the shares in your account by providing written instructions to the Plan Administrator. Each account statement you receive will have a form for this purpose. You may also give an instruction to sell your shares at any time by writing the Plan Administrator.

The Plan Administrator will sell shares once a month. The sales price for your shares will be the market price on the date of sale. A $10.00 service charge will be deducted from the sale proceeds.

Please note that the Plan Administrator is not able to accept instructions to sell on a specific day or at a specific price.

If you prefer, you may withdraw shares from the Plan (at no cost to you) and sell them through your broker.

If you sell a portion of your Plan shares, the Plan Administrator will continue to reinvest the dividends on the rest of your Plan shares up to the percentage you originally authorized.

If your total holdings in the Plan fall below one share, the Plan Administrator will liquidate the fractional share, remit the proceeds to you and close your account.
------------------------------------------------
 HOW TO RECEIVE A SHARE CERTIFICATE
------------------------------------------------
Shares purchased for you under the Plan will be issued in book-entry form and share certificates will not be issued to you unless you request them. You may request a certificate by writing the Plan Administrator. There is no charge for this service. Certificates for fractional shares will not be issued. Instead, you will receive cash payment for any fractional shares. If you have delivered your certificates to the Plan Administrator for safekeeping, you may have them returned to you at any time by written request.
---------------------------------------------------
 HOW TO TRANSFER OR GIFT YOUR SHARES
---------------------------------------------------
To transfer or gift some or all of your shares to a third party, write the Plan Administrator to request transfer instructions. Once your completed transfer instructions are received by the Plan Administrator, your request will be fulfilled within two business days. There is no charge for this service. Transferred shares will be enrolled in full dividend reinvestment unless you or the transferee requests otherwise. If a request to transfer shares is made between a dividend record date and the dividend payment date, the transfer may be delayed until after the dividend payment date and that dividend will be fully or partially reinvested for your account in accordance with your previous instructions.

               Plan Administrator Telephone Number: 800-884-4225

-------------------------
 TRACKING YOUR INVESTMENT
-------------------------

You will receive a periodic statement showing all transactions in your account.

YOU SHOULD RETAIN THESE STATEMENTS FOR TAX PURPOSES.

You should notify the Plan Administrator in writing promptly of any change of address since statements and reports will be mailed to your address of record.

--------------------------------------
 HOW TO STOP PARTICIPATING IN THE PLAN
--------------------------------------

[ ] If you wish to stop reinvesting your dividends, simply write the Plan Administrator. The Plan Administrator must receive your request at least five business days before the dividend record date.

[ ] If you wish to stop automatic monthly investments, write the Plan Administrator. The Plan Administrator must receive your request at least five business days before the withdrawal date for automatic monthly purchase.

[ ] If your request to stop participating is received after these dates it will be processed after the investment or withdrawal has occurred.

[ ]  If you stop participating in the Plan you will have the following options:

     CERTIFICATES -- You may request a certificate for all full shares in your account. Any fractional shares will be converted to cash at the current market price and you will receive a check for the sale proceeds less a $10.00 service charge.

     CERTIFICATES AND CASH -- You may request a certificate for any portion of your full shares and receive a check for the proceeds of sale of the remaining full and fractional shares, less a $10.00 service charge.

     CASH -- You may request conversion to cash of all your full and fractional shares and receive a check for the proceeds of sale, less a $10.00 service charge.

---------------------------------------
 ARRANGEMENTS FOR SHAREHOLDERS MEETINGS
---------------------------------------

For any shareholders meeting, you will receive a proxy that covers all the shares you hold in the Plan plus a proxy statement and annual report. The proxy allows you to indicate how you want your shares to be voted. Your shares will be voted only as you indicate.

               Plan Administrator Telephone Number: 800-884-4225

-------------------------------------------------------
 SHARE SPLITS, RIGHTS OFFERINGS AND OTHER DISTRIBUTIONS
-------------------------------------------------------

If EPR declares a share split or a dividend payable in shares, we will credit your account with the appropriate number of shares on the payment date.

If EPR makes a rights offering to its shareholders, you will be entitled to those rights based on the number of shares credited to your account.

-----------------
 TAX CONSEQUENCES
-----------------

THE FOLLOWING IS A GENERAL SUMMARY OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES FOR INDIVIDUALS PARTICIPATING IN THE PLAN. THIS SUMMARY IS NOT INTENDED TO PROVIDE A COMPREHENSIVE DISCUSSION OF ALL TAX CONSEQUENCES ARISING FROM PARTICIPATION IN THE PLAN. WE URGE YOU TO CONSULT WITH YOUR OWN TAX ADVISOR ABOUT THE TAX IMPACT OF YOUR PARTICIPATION IN THE PLAN AND ANY TRANSACTIONS MADE FOR YOUR ACCOUNT.

All dividends paid to you, whether or not they are reinvested, are considered taxable income to you in the year they are received. All brokerage commissions that EPR pays when you buy shares through the Plan must also be reported as taxable income to you. The brokerage commissions then become part of your "cost basis," which you will use in determining your taxable gain or loss at the time you sell your shares. The total amount of dividends and brokerage commissions will be reported to you and the Internal Revenue Service shortly after the close of each year.

As required by law, all shares that are sold through the Plan Administrator will be reported to the Internal Revenue Service. Any gain or loss, whether you sell through the Plan Administrator or through your broker, should be reported when you file your income tax return.

BE SURE TO KEEP YOUR ACCOUNT STATEMENTS FOR INCOME TAX PURPOSES.

Plan participants who are non-resident aliens or non-U.S. corporations, partnerships or other entities generally are subject to a withholding tax on dividends paid on shares in the Plan. The Plan Administrator is required to withhold from dividends paid the appropriate amount determined under U.S. Treasury regulations. Any applicable withholding tax may be determined by Tax Treaty between the U.S. and the country in which the foreign participant resides. Dividends for foreign participants will be reinvested after deduction of the appropriate withholding tax.

               Plan Administrator Telephone Number: 800-884-4225

-----------------
 DIVIDENDS
-----------------
EPR normally pays dividends following the end of each calendar quarter. Dividends are paid to shareholders of record on the record date set by the Board of Trustees.

------------------------------
 CHANGES TO THE PLAN
------------------------------
We may add to, modify or discontinue the Plan at any time. We will send you written notice of any significant changes.

If we discontinue the Plan, we will return to you any uninvested automatic deductions from your bank account, issue free of charge a certificate for full shares credited to your account and pay you in cash for any fractional shares credited to your account.

-------------------------------
 CHANGE IN ELIGIBILITY
-------------------------------
We reserve the right to deny, suspend or terminate participation in the Plan by any shareholder who we believe is using the Plan in a manner inconsistent with its intended purposes, any shareholder who we believe is seeking to "arbitrage" our shares, or any shareholder whose holdings would exceed 9.8% of our outstanding shares or who we believe has engaged in excessive cash-in cash-out transactions.

----------------------------------------------------------------------
 RESPONSIBILITIES OF EPR AND THE PLAN ADMINISTRATOR
----------------------------------------------------------------------
Neither EPR nor the Plan Administrator will be liable for any act or failure to act as long as it has made a good faith effort to carry out the terms of the Plan as described in this prospectus. Specifically, neither EPR nor the Plan Administrator will be liable for:

        - Any failure to terminate your account upon your death before receiving written notice of your death

        -  The prices at which shares are purchased or sold

        - Any fluctuations in the market price for EPR's shares

Although EPR is required as a REIT to distribute at least 95% of its net income as dividends to shareholders, payment of dividends is determined in the discretion of the Board of Trustees and is dependent on EPR's future earnings and financial condition.

               Plan Administrator Telephone Number: 800-884-4225

Participants should recognize that neither EPR nor the Plan Administrator can promise a profit or protect against loss on shares purchased under the Plan.

THE PLAN ADMINISTRATOR IS NOT RESPONSIBLE FOR THE CONTENTS OF THIS PROSPECTUS.

---------------------------------
 DESCRIPTION OF OUR COMMON SHARES
---------------------------------

DIVIDEND RIGHTS -- Each common share of beneficial interest of EPR is entitled to the same dividend. Dividends are authorized and declared by the Board of Trustees and paid by EPR on a quarterly basis, generally in the latter part of April, July, October and January of each year.

VOTING RIGHTS -- Subject to provisions in our Declaration of Trust restricting individual ownership of more than 9.8% of our outstanding shares, each shareholder is entitled to one vote for each share held. There are no cumulative voting rights. Shareholders are entitled to elect members of the Board of Trustees and to vote on all matters requiring shareholder approval under Maryland law and our Declaration of Trust and By-Laws. There are currently five Trustees. The Board of Trustees is divided into three classes, with Trustees serving staggered terms of three years.

LIQUIDATION RIGHTS -- If EPR is liquidated, common shareholders are entitled to receive all assets of the Company which remain after its debts are paid and the holders of any outstanding preferred shares or other senior securities are paid.

PREEMPTIVE RIGHTS -- Shareholders have no preemptive right to purchase additional securities issued by EPR. There are no provisions for redemption, conversion rights, sinking funds or liability for further calls or assessments on EPR's common shares.

OWNERSHIP LIMITS -- As a REIT, not more than 50% of EPR's outstanding shares may be held by five or fewer individuals at any time during the second half of any taxable year. We are also required to have not less than 100 shareholders during most of each taxable year. To ensure compliance with these requirements, there are limitations on the amount of shares which may be owned by any one individual. An individual who owns more than 9.8% of our outstanding shares may be required to forfeit the "excess shares."

               Plan Administrator Telephone Number: 800-884-4225

----------------------------------
 ADDITIONAL INFORMATION
----------------------------------
As a public company with securities listed on the New York Stock Exchange, we must comply with the Securities Exchange Act of 1934 (Exchange Act). This requires that we file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (SEC). You may read and copy any reports, proxy statements or other information we file at the SEC's Public Reference Rooms, including its Public Reference Room at 450 Fifth Street, N.W., Washington D.C. 20549. Copies of these materials may be obtained by mail from the Public Reference Rooms of the Commission. Please call the SEC at 1-800-SEC-0330 for further information. You may also access our SEC filings at the SEC's Internet website (http://www.sec.gov).

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the shares offered under the Plan. It does not repeat important information that you can find in our registration statement, reports and other documents that we file with the SEC. The SEC allows us to "incorporate by reference," which means we can disclose important information to you by referring you to other documents which are legally considered to be a part of this prospectus. The documents filed by EPR with the SEC (File No. 1-13561) and incorporated by reference are:

1. EPR's Annual Report on Form 10-K for the period ended December 31, 1997.
2. The description of our shares contained in EPR's registration statement on Form 8-A under the Exchange Act.
3. EPR's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998.
4. EPR's Proxy Statement dated March 30, 1998.
5. All documents filed by EPR under Section 13(a), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the Plan.

The documents listed above may be obtained free of charge as described on page 2 of this prospectus.

Our SEC filings are also available from our Internet website at http://www.eprkc.com.

As you read these documents, you may find some differences in information from one document to another. If you find differences between the documents and this prospectus, you should rely on the statements made in the most recent document.

You should rely only on the information contained in this document or incorporated by reference. We have not authorized anyone to provide you with other information.

               Plan Administrator Telephone Number: 800-884-4225

-------------------------------
 CERTAIN RISK FACTORS
-------------------------------
For a list of certain factors which you should consider in purchasing our common shares, see the risk factors under the caption "Forward Looking Statements" incorporated by reference from our Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998 and our Annual Report on Form 10-K for the period ended December 31, 1997. In addition, you should consider the following factors when purchasing common shares of EPR.

DIVIDEND RATES -- Our ability to continue paying dividends at historical rates will depend on a number of factors, including our financial condition and results of future operations, the performance of lease terms by tenants, and our ability to acquire, finance and lease additional properties at attractive rates.

DEBT FINANCING -- Although it is our current policy to maintain a ratio of debt to total market capitalization of less than 50%, EPR is subject to the customary risks associated with debt financing, including fluctuations in interest rates, compliance with loan covenants, ability to meet debt service payments, and continued eligibility of properties for inclusion in the borrowing base. A portion of our debt financing is secured by mortgages on certain of our properties, which could be lost in foreclosure if we fail to meet mortgage payments.

GENERAL REAL ESTATE CONDITIONS -- Although our lease terms obligate the tenants to bear substantially all of the costs of operating the properties, EPR is subject to the general risks of investing in real estate, including the performance of lease terms by tenants and local and national real estate conditions.

PORTFOLIO GROWTH -- Our ability to acquire additional properties will depend on our ability to obtain additional financing on favorable terms, which will in turn be dependent on factors such as conditions in equity or credit markets and the performance of REITs generally.

REIT QUALIFICATION -- Our ability to continue qualifying as a REIT will depend on our compliance with a number of conditions under the Internal Revenue Code, as well as possible future legislation, new regulations, administrative interpretations or court decisions. If we fail to maintain our REIT qualification for any reason, we would not be entitled to a tax deduction for dividends paid to our shareholders and would therefore have fewer funds to distribute in the form of dividends.

               Plan Administrator Telephone Number: 800-884-4225

------------------------
 USE OF PROCEEDS
------------------------
EPR will use the proceeds from shares purchased directly from EPR through the Plan for investment in properties and general corporate purposes.

----------------------
 LEGAL OPINION
----------------------
Armstrong Teasdale LLP, Kansas City, Missouri, counsel to EPR, has passed upon the validity of the shares being offered under the Plan.

--------------
 EXPERTS
--------------
We have incorporated our financial statements in this prospectus by reference to our Annual Report on Form 10-K for the period ended December 31, 1997, in reliance on the report given upon the authority of Ernst & Young LLP as experts in auditing and accounting.

-------------------------------------------------------
 INDEMNIFICATION OF TRUSTEES AND OFFICERS
-------------------------------------------------------
The SEC has taken the position that indemnifying trustees, officers and controlling persons of EPR for liabilities under the Securities Act is against public policy. In addition, in accordance with SEC requirements, EPR will not make any indemnification payment described above unless a court of competent jurisdiction has determined that the indemnification is not against public policy.

               Plan Administrator Telephone Number: 800-884-4225

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses in connection with this offering are set forth in the following table:

SEC Registration Fee........................................    $
Accounting Fees and Expenses................................      3,000
Legal Fees and Expenses.....................................     10,000
Plan Administrator Fees and Expenses........................     10,000
Printing Expenses...........................................      2,000
Miscellaneous...............................................      1,000
                                                                -------
     Total..................................................    $26,000
                                                                =======

ITEM 15. INDEMNIFICATION OF TRUSTEE AND OFFICERS

     Maryland law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its officers and trustees to the trust and its shareholders for money damages except for liability resulting from: (a) actual receipt of an improper benefit or profit in money, property or services; or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Company's Declaration of Trust contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

     The Company's officers and trustees are and will be indemnified under the Company's Declaration of Trust against certain liabilities. The Company's Declaration of Trust provides that the Company will, to the maximum extent permitted by Maryland law in effect from time to time, indemnify: (a) any individual who is a present or former trustee or officer of the Company; or (b) any individual who, while a trustee or officer of the Company and at the request of the Company, serves or has served as a director, officer, shareholder, partner, trustee, employee or agent of any real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprises against any claim or liability, together with reasonable expenses actually incurred in advance of a final disposition of a legal proceeding, to which such person may become subject or which such person may incur by reason of his or her status as such. The Company has the power, with the approval of the Company's Board of Trustees, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Company in any of the capacities described in (a) or (b) above and to any employee or agent of the Company or its predecessors.

     Maryland law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the Maryland General Corporation Law ("MGCL") for directors, officers, employees and agents of a Maryland corporation. The MGCL requires a corporation (unless its charter provides otherwise, which the Company's Declaration of Trust does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that: (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty; (b) the director or officer actually received an improper personal benefit in money, property or services; or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and a written undertaking by him or her to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

     The Company has entered into indemnity agreements with certain of its officers and trustees which provide for reimbursement of all expenses and liabilities of such persons arising out of any lawsuit or claim against them arising from their service in that capacity, except for liabilities and expenses: (a) the payment of which is judicially determined to be unlawful; (b) relating to claims under Section 16(b) of the Exchange Act; or (c) relating to judicially determined criminal violations.

ITEM 16. EXHIBITS

EXHIBIT NO.                               DESCRIPTION
-----------                               -----------
                                          Opinion of Armstrong Teasdale LLP as to the legality of the
    5.2                                   shares being registered
   23.7                                   Consent of Armstrong Teasdale LLP (included in Exhibit 5.2)
   23.9                                   Consent of Ernst & Young, LLP
   24.1                                   Power of Attorney (included on the signature page)
     99                                   Plan Enrollment Form

ITEM 17. UNDERTAKINGS

     The Company undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933 (the "Act") each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the dividend reinvestment and direct share purchase plan for which such securities are being registered.

     The Company undertakes that, for purposes of determining any liability under the Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Act may be permitted to trustees, officers and controlling persons of the Company pursuant to the provisions described under Item 15 -- Indemnification of Trustees and Officers above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a trustee, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kansas City, Missouri on February 9, 1999.

                                         ENTERTAINMENT PROPERTIES TRUST

                                         By:             /s/ David M. Brain
                                          --------------------------------------
                                                         David M. Brain
                                                         Chief Financial Officer

                                   SIGNATURES

     KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Harris and David M. Brain and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as either of them might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                       SIGNATURE                                   TITLE                 DATE
                       ---------                                   -----                 ----

                   /s/ PETER C. BROWN                     Chairman                 February 9, 1999
--------------------------------------------------------
                     Peter C. Brown

                  /s/ ROBERT L. HARRIS                    President and Trustee    February 9, 1999
--------------------------------------------------------
                    Robert L. Harris

                  /s/ CHARLES S. PAUL                     Trustee                  February 9, 1999
--------------------------------------------------------
                    Charles S. Paul

                  /s/ ROBERT J. DRUTEN                    Trustee                  February 9, 1999
--------------------------------------------------------
                    Robert J. Druten

                   /s/ SCOTT H. WARD                      Trustee                  February 9, 1999
--------------------------------------------------------
                     Scott H. Ward

                   /s/ DAVID M. BRAIN                     Chief Financial Officer  February 9, 1999
--------------------------------------------------------
                     David M. Brain

                                 EXHIBIT INDEX

EXHIBIT NUMBER                           DESCRIPTION
--------------                           -----------
   5.2           Opinion of Armstrong Teasdale LLP as to the legality of the shares being registered
  23.7           Consent of Armstrong Teasdale LLP (included in Exhibit 5.2)
  23.9           Consent of Ernst & Young, LLP
  24.1           Power of Attorney (included on the signature page)
   99            Plan Enrollment Form

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

           ---------------------------------------------------------
                                    EXHIBITS

                                       to

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

           ---------------------------------------------------------

                         ENTERTAINMENT PROPERTIES TRUST